Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of HarborOne Bancorp, Inc. of our report dated March 23, 2017, relating to our audit of the consolidated financial statements of HarborOne Bancorp, Inc. and subsidiaries, which report appears in the Annual Report on Form 10-K of HarborOne Bancorp, Inc. for the year ended December 31, 2016.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

August 10, 2017